REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM



To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Milwaukee, Wisconsin 53202


In planning and performing our audit of
the financial statements of EuroPac
International Value Fund, EuroPac
International Bond Fund, EP Emerging
Markets Small Companies Fund,
EuroPac Gold Fund and EuroPac
International Dividend Income Fund (the
Funds), each a series of Investment
Managers Series Trust, as of and for the period ended October 31, 2016, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered
their internal control over financial
reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Funds are
responsible for establishing and
maintaining effective internal control
over financial reporting.   In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls.   A companys
internal control over financial reporting is
a process designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation of
financial statements for external purposes
in accordance with generally accepted
accounting principles.   A companys
internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.   Also,
projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design
or operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.   A
material weakness is a deficiency, or
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.





To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Page Two





Our consideration of the Funds internal
control over financial reporting was for
the limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).   However, we noted no
deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of October 31, 2016.

This report is intended solely for the
information and use of management,
Shareholders and Board of Trustees of
Investment Managers Series Trust and the
Securities and Exchange Commission, and
is not intended to be and should not be
used by anyone other than these specified parties.





/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 30, 2016